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                     ALGOS PHARMACEUTICAL CORPORATION

                      Special Meeting of Stockholders

                              (July 17, 2000)



   This proxy is solicited on behalf of the Board of Directors for the Special Meeting on Monday, July 17, 2000.

   The undersigned hereby appoints Carol A. Ammon and Jeffrey R. Black as proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Algos at the special meeting of stockholders to be held at the Sheraton Eatontown Hotel and Conference Center, 6 Industrial Way East, Eatontown, New Jersey 07724 on Monday, July 17, 2000 at 10:00 a.m. (local time), and at any adjournment of this special meeting, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement/prospectus furnished with this proxy card, subject to any directions indicated on the other side of the proxy card. If no directions are given, the proxies will vote in accord with the Directors' recommendations on the subjects listed on the other side of the proxy card. Please sign on the other side and return promptly in the envelope provided. If you do not sign and return a proxy card, vote by telephone or Internet, or attend the meeting and vote by ballot, your shares will not be voted.

               (Continued and to be signed on reverse side)

                              Form of Proxy Card-1

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   [X] Please mark votes as in this example.

            Your Board of Directors recommends a vote "FOR" item 1:

                                                         FOR  AGAINST ABSTAIN
                                                        ----- ------- -------
 1.  To approve and adopt the merger agreement in       [_]     [_]     [_]
     connection with the merger of Algos
     Pharmaceutical Corporation with and into
     Endo Inc., a newly formed, wholly owned
     subsidiary of Endo Pharmaceuticals Holdings Inc.

                                                      MARK HERE [_] IF YOU PLAN
                                                 TO ATTEND THE SPECIAL MEETING.

                                                     MARK HERE [_] IF YOU ELECT
                                                    TO RECEIVE NON-TRANSFERABLE
                                                        WARRANTS IN THE MERGER.


Signature: ______________________________________________________________

Title: __________________________________________________________________

Signature (if held jointly): ____________________________________________


Date: ___________________________________________________________________

   Please sign this proxy as name(s) appears above and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, that vote will supersede this proxy.

                              Form of Proxy Card-2